Exhibit 32.2

LICENSE AGREEMENT

This agreement ("Agreement") is made by and between

University of Zurich
Ramistrasse 71
CH-8006 Zurich (Switzerland) (,University of Zurich")

and

Paul Scherrer Institute
CH-5232 Villigen PSI (Switzerland) (, Paul Scherrer Institute")

University of Zurich and Paul Scherrer lnstitut being collectively referred to as the
"LICENSOR"

and

Molecular Insight Pharmaceuticals, Inc.
160 Second Street Cambridge, MA 02142 U.S.A. ("LICENSEE")

LICENSOR and LICENSEE are hereafter collectively referred to as "the Parties" or separately as a "Party".

This Agreement is effective on the date of the last signature ("Effective Date").

RECITALS

WHEREAS, LICENSOR is owner of Patent Rights as defined below on Inventions in the field of transition-metal carbonyl compounds ("Inventions");

WHEREAS, LICENSOR is desirous that the Inventions be developed and exploited to the fullest possible extent so that its benefits can be enjoyed by the general public;

WHEREAS, LICENSEE wishes to obtain, and LICENSOR is willing to grant, a license to the Patent Rights on the terms and conditions set out below.

NOW, THEREFORE, the Parties agree:

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ARTICLE 1. DEFINITIONS

All terms, as defined herein, shall have the same meanings in both their singular and plural forms.

1.1 "Affiliate" means any corporation or other business entity in which LICENSEE owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which LICENSEE is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors.

1.2 "Sublicensee" means a third party to whom LICENSEE grants a sublicense of rights, granted to LICENSEE under this Agreement.

1.3 "Field" means human and veterinary products intended for [*] purposes and uses, including, without limitation, [*] and [*].

1.4 "Territory" means [*].

1.5 "Term" means the period of time beginning on the Effective Date and ending at the expiration of LICENSEE's obligation to make Patent Royalty or Know How Royalty payments, whichever is longer.

1.6 "Patent Rights" means any of the following: the Inventions described in the patents and patent applications listed in Appendix A, and including all continuing applications thereof and further including divisions, substitutions, and continuations-in-part (but only to extent the claims thereof are supported by disclosure in the parent application); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding applications, patents and extensions in other countries. Patent Rights shall further include Improvements of Patent Rights (as defined below), to the extent LICENSOR is free to grant the rights provided under the License Agreement.

1.7 "Improvements of Patent Rights" means any product or method, whether patented or not, made or conceived by one or more of the inventors of the Inventions disclosed in the Patent Rights or by one or more members of their respective research groups whose use would constitute, but for the license granted to LICENSEE under this Agreement, an infringement of any Valid Claim.

1.8 "Know-How" means information, records, materials and data that are not disclosed in a patent or patent application included with the Patent Rights and which relate to any Invention or to subject matter disclosed in whole or in part, in a patent or patent application included with the Patent Rights.

1.9 "Licensed Technology" means the Patent Rights and the Know-how.

1.10 "Licensed Method" means any method that utilizes, incorporates or exploits Licensed Technology.

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1.11 "Licensed Product" means any product that utilizes, incorporates or exploits Licensed Technology, such as [*] and [*], that utilizes, incorporates or exploits Licensed Technology.

1.12 "Valid Claim" means any claim of a pending patent application or of an issued and unexpired patent included with the Patent Rights, which claim has not been held invalid by an unappealed or unappealable decision of a court of competent jurisdiction or revoked by an agency of competent jurisdiction.

1.13 "Option Field" means [*] products intended for [*] use.

1.14 "Net Sales" means the total of the invoice prices of Licensed Products sold by LICENSEE or an Affiliate or a distributor or a Sublicensee to end-user customers of Licensed Products less the following actual and customary deductions where applicable and separately itemized on the invoice and actually paid or allowed: cash, trade, or quantity discounts; value added, sales or use taxes, and custom duties; transportation charges; or credits to customers because of rejections or returns.

Thus, for example, sales is calculated based on the invoice price from LICENSEE, or an Affiliate or a distributor or a Sublicensee to [*] for Licensed Products that are used by [*] for [*] purposes.

Non-monetary consideration shall not be accepted by LICENSEE, a Sublicensee, an Affiliate, or a distributor for any Licensed Products or Licensed Methods without the prior written consent of LICENSOR.

1.15 "First Commercial Sale" means the initial practice of a Licensed Method or the initial transfer of a Licensed Product by or on behalf of LICENSEE or its Affiliates, Sublicensees or distributors to a third party end user customer in exchange for cash or some equivalent to which value can be assigned in any country after all required marketing and pricing approvals have been granted, or otherwise permitted, by the authorities of such country.

1.16 "[*]" means [*].

1.17 "Confidential Information" shall mean any information relating to the scientific and business affairs of either Party which are disclosed to the other Party in connection with this Agreement, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic, or other form. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, non-published patent rights, technical data or specifications, materials formulations, compositions, manufacturing processes, synthesis information, testing methods and/or results, business or financial information and methods, research and development activities, and customer and supplier information.

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ARTICLE 2. GRANTS

2.1 License. LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, a co-exclusive license in view of the rights previously granted to [*], to utilize, incorporate or otherwise exploit Licensed Technology and to manufacture, import, distribute, market, use, sell, offer to sell Licensed Methods and Licensed Products in the Licensed Field in the Territory, with a right to grant sublicenses subject to the limitations set forth in this Agreement.

This co-exclusive license reflects that similar rights have been granted previously by LICENSOR to [*], under a certain license agreement dated [*], and as amended (the "[*] License"), which gives [*] non-exclusive rights to make, have made, use, sell, offer for sale, and import Licensed Products in the Licensed Field, as defined in the [*] Agreement, with a right to grant a sublicense to contract manufacturers and customers of [*]'s Licensed Products only. This Agreement is not related to, subject to, or otherwise subordinate to the [*] License, other than in terms of co-exclusivity of certain rights, and any rights granted herein that are not enjoyed presently by [*] shall be deemed exclusively granted to LICENSEE.

2.2 Sublicense.

(a) The license granted in Paragraph 2.1 includes the right of LICENSEE to grant sublicenses to third parties during the Term. The terms and conditions of any sublicense shall be in accordance with sound and reasonable business practices and any fees charged shall not be unreasonable for comparable rights.

(b)          With respect to any sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(1) not receive, or agree to receive, anything of value in lieu of cash as considerations from a third party under a sublicense granted pursuant to Paragraph 2.2(a) without the express written consent of LICENSOR;

(2) to the extent applicable, include all of the rights of and obligations due to LICENSOR and contained in this Agreement;

(3) promptly (at the latest within [*] of execution) notify LICENSOR of each sublicense agreement entered into and provide LICENSOR with a copy of such sublicense agreement; and

(4) collect and guarantee payment of all payments due, directly or indirectly, to LICENSOR from Sublicensees and summarize and deliver all reports due, directly or indirectly, to LICENSOR from Sublicensees.

(c) Upon termination of this Agreement in accordance with its terms for whatever reasons, LICENSOR, at its sole discretion, shall determine whether LICENSEE shall have to cancel or to assign to LICENSOR any and all sublicenses provided that the Sublicensee wishes to receive such direct license from the LICENSOR. Save as otherwise agreed by LICENSOR and the assignee, such assignment shall be contingent upon the express acceptance by the Sublicensee of all provisions of this Agreement.

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2.3 Option. LICENSEE is hereby granted an option to include the Option Field within the rights licensed under the Agreement. LICENSEE may exercise this option any time up to [*] of the Effective Date of the Agreement, by informing LICENSOR of its intention and by delivering a term sheet where the LICENSEE evidences an intent to be bound by said terms and having [*] provisions for a Licensed Product in the Option Field, including but not limited to [*] requirements. If [*], then the Parties shall amend this Agreement within [*] to reflect the same. If [*] then the Parties shall continue to [*]. If [*], then this option shall expire.

License rights for the Option Field shall be exclusive (or co-exclusive should [*] have corresponding rights) if the option is exercised within [*] following the Effective Date of this Agreement. After [*], LICENSOR may negotiate with third parties for non-exclusive rights to the Licensed Technology in the Option Field provided it [*], and LICENSOR shall not license to any third party such rights [*]. During this time, LICENSEE may still exercise its Option although the particular license rights LICENSEE may secure upon exercise will depend on whether similar rights have been previously granted to any third party. For clarification, if no third party license rights have been granted at the time LICENSEE exercises its Option, LICENSOR shall discontinue any existing discussions with all third parties as to Licensed Technology in the Option Field.

2.4 Reservation of Rights. LICENSOR reserves the right to use the Inventions, Know-How and Patent Rights for educational and research purposes free of charge, but in consideration of the confidentiality terms herein as well as preservation of intellectual property that may constitute Improvements of Patent Rights. However, LICENSOR is expressly prohibited from undertaking commercial activities with the Licensed Technology.

ARTICLE 3. CONSIDERATIONS

3.1 Fees and Royalties. In consideration for the license and option rights granted herein to LICENSEE, LICENSEE hereby agrees to pay to LICENSOR:

(a) a [*] Fee of [*] ([*]) to be paid within [*] after the Effective Date;

(b) a [*] Fees of [*] ([*]) per [*] during the Term beginning on the [*]. The [*] Fees shall be [*].

(c) an [*] Fee of [*] ([*]) per [*] during the Term, beginning on the [*] anniversary of the Effective Date and until the [*] of:

i) [*] from the Effective Date; or

ii) amendment to this Agreement under Section 2.3 or execution of a license agreement to all or part of the Option Field with a third party.

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(d) Each of the following Milestone Payments shall be payable by LICENSEE after the first occurrence of the relevant milestone event triggered by LICENSEE activities (including Sublicensees and designated third parties acting on behalf of LICENSEE) for a Licensed Method or Licensed Product in the Licensed Field covered by a Valid Claim. Activities by [*] including [*] sublicensees and approved third parties, or by LICENSOR shall not trigger any milestone hereunder, except if such activities have been approved in advance by LICENSEE. Milestones shall be due only once:

Amount	Event

(1) [*].-	[*]

(2) [*].-	[*]

(3) [*].-	[*]

(4) [*].-	[*]

(e) an earned royalty of [*]% based on Net Sales for annual sales of the Licensed Product, the sale or making of which but for the license would be an infringement of a Valid Claim in the country of sale or making ("Patent Royalty"). The term during which LICENSEE shall pay such Patent Royalty shall expire, on a country-by-country basis, upon expiration of the last to expire Valid Claim in such country that, but for the license, would be directly infringed by the use, sale, offer for sale, making or importation of Licensed Product (the "Patent Royalty Term"). Royalties shall be subject to pro rata reductions if additional royalty bearing licenses are required to commercialize the Licensed Products, i.e. the royalty rate will be reduced by [*] of the amount of the royalty payable under such additional royalty bearing licenses, but in no case shall the royalties due to LICENSOR be less than [*]%.

For any Licensed Product that was, but is no longer, subject to the Patent Royalty, LICENSEE's royalty obligation shall be reduced to [*]% of Net Sales (the "Know How Royalty"). In the event additional royalty bearing licenses are required to commercialize the Licensed Products pro rata reductions shall apply, but the Know How Royalty shall not be reduced to less than [*]%.

On a country-by-country basis, LICENSEE's obligation to pay the Know How Royalty for a Licensed Product shall commence upon expiration of the Patent Royalty Term for that Licensed Product in such country and shall expire upon the [*] of the First Commercial Sale of a Licensed Product in such country.

If a patent that, but for the license, would be infringed by the use, sale, offer for sale, or importation of a Licensed Product issues and is subsequently invalidated, and reinstatement of the patent can and is being diligently pursued, the Know How Royalty shall apply while the patent is deemed invalid, provided that if the patent is subsequently reissued or reinstated, the Patent Royalty as set forth above shall again apply as of the date of reissue or reinstatement and thereafter for the remaining life of the patent.

(f) [*] percent ([*]%) of all sublicense fees or any other payments received by LICENSEE from its Sublicensees that are not earned royalties.

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It is understood that payments from Sublicensees to LICENSEE specifically dedicated to cover the costs of LICENSEE for future research or product development under a joint research or development agreement shall not be considered sublicense fees and no compensation for LICENSOR shall be due on such payments.

The Sublicense Fees that are not earned royalties shall be fully creditable against Milestone Payments in any particular year.

3.2 Due Diligence.

(a) LICENSEE shall use commercially reasonable efforts to develop and commercialize Licensed Products in the Territory subject to the outcome of reasonable pre-clinical and clinical studies, barring unforeseen circumstances, and particularly adhere to at least to the following milestones:

(1)	File an IND or an exploratory IND or a European equivalent within [*] of the Effective Date; and

(2)	File a NDA or an European equivalent within [*] (or as otherwise mutually agreed by the Parties) of filing an IND or an exploratory IND or a European equivalent; and

(3)            Start selling Licensed Product in a market no later than [*] after receiving regulatory approval in the respective market.

(b) LICENSOR shall have the right and option to terminate this Agreement upon [*] notice if LICENSEE has not given evidence that LICENSEE diligently pursue development of a licensed product as outlined in the timelines 3.2(a) (1) (3) above. Upon receipt of such notice LICENSEE shall have the right to remedy any such performance issues within [*].

ARTICLE 4. REPORTS, RECORDS AND PAYMENTS

4.1        Reports.

(a)	Progress Reports.

(1) Beginning [*] and ending on the date of First Commercial Sale of a Licensed Product in the United States and Europe, LICENSEE shall submit to LICENSOR [*] progress reports covering LICENSEE's (and each Affiliate's and Sublicensee's) activities to develop and test all Licensed Products and to obtain governmental approvals necessary for marketing the same. Such reports shall include a summary of [*]; summary of [*]; current schedule of [*];[*] plans for [*] Licensed Products; and summary of [*] in the reporting period.

(2) LICENSEE shall also report to LICENSOR, in its immediately subsequent progress report, the date of First Commercial Sale of a Licensed Product in each country.

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(b) Royalty Reports. After the First Commercial Sale anywhere in the world, LICENSEE shall submit to LICENSOR [*] royalty reports on or before each [*] of each [*]. Each royalty report shall cover LICENSEE's (and each Affiliate's, distributor's and Sublicensee's) most recently completed [*] and shall show:
(1) the gross sales, deductions as provided in Paragraph 1.14, and Net Sales during the precedent [*] and the royalties payable with respect thereto;

(2) the [*] of each type of Licensed Product sold on a [*] basis;

(3) sublicense fees and royalties received during the precedent [*];

(4) the method used to calculate the royalties; and

(5) the exchange rates used.

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If no sales of Licensed Products have been made and no sublicense revenues have been received by LICENSEE during any reporting period, LICENSEE shall so report.

The royalty report shall be certified as correct by [*] of LICENSEE.

4.2 Records & Audits.

(a) LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and sublicense fees received under this Agreement. Such records shall be retained by LICENSEE for at least [*] following a given reporting period.

(b) All records shall be available during normal business hours for inspection at the expense of [*] by LICENSOR's [*] or by [*] and in compliance with the other terms of this Agreement for the [*]. Such inspector shall not disclose to LICENSOR any information other than information [*]. In the event that any such inspection shows an underpayment in excess of [*] ([*]%) for any [*] period, then LICENSEE shall pay the cost of the audit as well as any additional sum which would have been payable to LICENSOR had LICENSEE reported correctly, plus an interest charge on such additional sum at a rate of [*]. Such interest shall be calculated from [*]. For underpayment not in excess of [*] for any [*] period, LICENSEE shall pay the difference within [*].

(c) LICENSEE agrees to have an audit of sales and royalties conducted by [*] at least [*] if annual Net Sales by LICENSEE, its Affiliates or Sublicensees are totaling [*]. The audit shall address, at a minimum, the amount of [*] by or on behalf of LICENSEE during the audit period, the amount of [*] under this Agreement, and whether [*] have been paid to LICENSOR. A report [*] by [*] shall be submitted [*] by [*] to LICENSOR on [*]. [*].

4.3 Payments.

(a) All fees due to LICENSOR shall be paid to the following [*] account, or to such other [*] account specified in writing by LICENSOR to LICENSEE:

[*]
(b)        Royalty Payments.

(1) Royalties shall accrue when Licensed Products are [*] a third party or Affiliate.

(2) LICENSEE shall pay earned royalties on or before [*]. Each such payment shall be for earned royalties accrued within LICENSEE's most recently completed [*].

(3) LICENSEE shall pay [*] as required by law and provide LICENSOR with [*]. LICENSEE shall use reasonable efforts to: (i) [*]; and (ii) [*].

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(c) Late Payments. In the event royalty, reimbursement and/or any fee payments are not received by LICENSOR [*], LICENSEE shall pay to LICENSOR interest charges at a rate of [*]. Such interest shall accrue as from [*].

                                  ARTICLE 5. PATENT MATTERS

5.1 Patent Prosecution and Maintenance.

(a) For any patent or patent application within Patent Rights under which [*] has co-exclusive rights, [*] assumes a [*] share (i.e., [*]) of the total costs incurred for prosecution and maintenance of such patent or patent application. If [*] fails to pay their portion of the costs for any licensed patent or patent application their license rights in that patent or patent application shall be terminated, and [*] shall have the right to assume the full costs thereof, and shall be entitled to exclusive rights to that licensed patent or patent application.

For any patent or patent application within Patent Rights under which no third party (incl. [*]) has any rights, LICENSEE assumes [*]% of the costs for prosecution and maintenance of such patent or patent application.

Patent costs incurred prior to the Effective Date shall be borne [*], and any reimbursement or assumption of patent costs under this Agreement shall [*].

5.2 Patent Infringement

(a) If a party learns of any substantial infringement of Patent Rights, that party shall so inform the other party and provide any available evidence of such infringement. Neither party shall notify any third party, except [*], of the infringement of Patent Rights without the consent of the other party.

(b) [*] shall have an obligation to prosecute any infringement of the Patent Rights or Know-How.

(c) If a party commences action against an infringer, the other party will cooperate reasonably in such activity at the expense of the party pursuing such suit. If necessary, LICENSOR agrees to be named the plaintiff in any action where the suit would not be proper if not brought in the name of LICENSOR.

(d) Recoveries from actions brought pursuant to Paragraph 5.2(c) shall belong to the party pursuing such suit, except that in the event that LICENSEE brings suit for infringement of Patent Rights and an acceptable settlement is entered into or monetary damages are awarded in a final non-appealable judgment, LICENSOR shall be reimbursed for any amount which would have been due to LICENSOR under this Agreement if the products sold by the infringer actually had been sold by LICENSEE, provided that such amount shall not exceed [*]% of the monetary damages awarded to LICENSEE Legal actions conducted jointly by LICENSOR and LICENSEE and fully participated in by both shall be at the joint expense of the parties and all recoveries shall be shared jointly by them [*].

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(e) Litigation shall be controlled by the party bringing the suit, except where LICENSOR is the named party for purposes of legal standing but is not actively pursuing the suit as described in Section 5.2(d), and the corresponding costs shall be born by the party bringing the suit. [*] may at its own expense be represented by counsel of its choice in any suit brought by [*].

(f) LICENSEE acknowledges that [*] has also the right, but not the obligation, to prosecute any infringement of their licensed Patent Rights or Know How, and that LICENSOR may cooperate with [*] in such activity and may be named the plaintiff in any action where the suit would not be proper if not brought in the name of LICENSOR. LICENSEE is granted the right but not the obligation to participate in such suit pursued by [*] and or LICENSOR, if its own rights licensed hereunder may be affected by such suit.

5. 3 Patent Marking. LICENSEE shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

ARTICLE 6. GOVERNMENTAL MATTERS

Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, [*] shall assume all legal obligations to do so. [*] shall notify [*] if it becomes aware that this Agreement is subject to any government reporting or approval requirement. [*] shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

ARTICLE 7. TERMINATION OF THE AGREEMENT

7.1 Termination by LICENSOR.

(a) If LICENSEE fails to perform or violates any material term of this Agreement including but not limited to if LICENSEE is [*] in arrears with payment according to Paragraph 4.3, or if the ownership or control of the LICENSEE shall pass into the hands of any legal person, which LICENSOR in its reasonable discretion considers [*], then LICENSOR shall be entitled to give LICENSEE written notice of default specifying the nature of default and requiring to cure it ("Notice of Default"). If LICENSEE fails to cure the default within [*] of the Notice of Default, then LICENSOR shall be entitled to terminate this Agreement and the license granted herein by sending a second written notice ("Notice of Termination") to LICENSEE. If such a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate when that notice is received by LICENSEE.

(b) Termination by LICENSOR by any reason shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of LICENSOR. In case of termination caused by default of payment all respective interest for default are to be paid additionally.

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(c) This Agreement shall automatically terminate in the event of the filing by LICENSEE of a petition of bankruptcy or insolvency or both, or in the event of an adjudication that LICENSEE is bankrupt or insolvent or both, or upon filing by LICENSEE of any petition or pleading asking reorganization, readjustment or rearrangement of its business under any law relating to bankruptcy or insolvency, or prior to appointment of a receiver for all or substantially all of the property of LICENSEE or prior to the making of any assignment for the benefit of creditors or prior to the institution of any proceedings for the liquidation or winding-up of LICENSEE's business or for the termination of its corporate charter, and any rights granted by LICENSOR to LICENSEE under this Agreement shall be revoked with immediate effect and vest in LICENSOR.

(d) If at any time during the term of this Agreement LICENSEE directly or indirectly opposes or assists any third party to oppose the grant of letters patent or any patent application within the Patent Rights or disputes or directly or indirectly assists any third party to dispute the validity of any patent within the Patent Rights or any of the claims thereof, then LICENSOR shall be entitled at any time thereafter to terminate with immediate effect all or any of the licenses granted hereunder forthwith by written notice thereof to LICENSEE.

(e) LICENSOR shall be entitled to terminate this Agreement for lack of diligence on behalf of the LICENSEE in accordance with Paragraph 3.2(b).

7.2 Termination by Licensee.

(a) LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a [*] written notice to LICENSOR. Said notice shall [*].

(b) Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligations or liabilities accrued under this Agreement prior to termination or rescind any payment made to LICENSOR or action by LICENSEE prior to the time termination becomes effective. Termination shall not affect in any manner any rights of LICENSOR arising under this Agreement prior to termination.

7.3 Survival on Termination. Upon expiration or termination of the Agreement, the obligations which by their nature are intended to survive expiration or termination of the Agreement shall survive.

7.4            Disposition of Licensed Products on Hand. Upon termination of this Agreement, LICENSEE may dispose of all previously made or partially made Licensed Product within a period of [*] of the effective date of such termination provided that the sale of such Licensed Product by LICENSEE, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

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ARTICLE 8. LIMITED WARRANTY AND INDEMNIFICATON

8.1 Limited Warranty.

(a) LICENSOR warrants that it has the lawful right to grant the license and option rights described herein.

(b) The license granted herein and the associated Know-How are provided "AS IS" and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. To the knowledge of the LICENSOR no Licensed Product, Licensed Method or the use of Patent Rights or Know-How infringes any other patent or other proprietary rights of a third party. To the knowledge of the LICENSOR, all Patent Rights licensed hereunder are valid and are properly assigned to LICENSOR.

(c) In no event shall LICENSOR be liable for any incidental, special or consequential damages resulting from exercise of the license granted herein or the use of the Inventions, Licensed Product, Licensed Method or Know-How.

(d) Nothing in this Agreement shall be construed as:

(1) a warranty by LICENSOR as to the scope of any Patent Rights;

(2) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties issued after the Effective Date;

(3) an obligation to bring or prosecute actions or suits against third parties for patent infringement except for [*] as provided in Paragraph 5.2 hereof; or

(4) conferring by implication, estoppel or otherwise any license or rights under any patents of LICENSOR other than Patent Rights, Know How and Improvements to Patent Rights as defined in this Agreement, regardless whether those patents are dominant or subordinate to the Patent Rights, Know How or any Improvements to Patent Rights.

(5) an obligation to furnish any know-how not provided in Licensed Technology or Improvement of Patent Rights;

(5)          an obligation to update Know-How.

8.2 Indemnification.

(a) LICENSEE shall indemnify, hold harmless and defend LICENSOR, its officers, employees, and agents; and the inventors of the patents and patent applications in Patent Rights and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification shall include, but not be limited to, any product liability.

(b) LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self insurance.

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(c) LICENSOR shall notify LICENSEE in writing of any claim or suit brought against LICENSOR in respect of which LICENSOR intends to invoke the provisions of this Article. LICENSEE shall keep LICENSOR informed on a current basis of its defense of any claims under this Article.

ARTICLE 9. USE OF INFORMATION, NAMES AND TRADEMARKS

9.1 Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either Party hereto (including contraction, abbreviation or simulation of any of the foregoing) except where LICENSEE is required by law to do so but provided that in such case LICENSEE shall get prior written approval by LICENSOR to do so.

9.2 LICENSOR may disclose to the inventors of the Inventions the terms and conditions of this Agreement upon their request. If such disclosure is made, LICENSOR shall request the Inventors not disclose such terms and conditions to any other persons or entities.

9. 3 LICENSOR may disclose the existence of this Agreement and the extent of the grant in Article 2 to third parties, but LICENSOR shall refrain from disclosing any Confidential Information, including but not limited to the financial terms of this Agreement, to third parties including [*], except where LICENSOR is required by law to do so.

9.4 Nondisclosure Obligations. During the term of this Agreement and for a period of [*] following termination or expiration hereof:

A)      Both Parties shall use commercially reasonable efforts to protect all Confidential Information of the other Party, and shall ensure that its employees, consultants, agents, and representatives, are contractually required to maintain all Confidential Information and use such Confidential Information only for the purposes set forth in this Agreement. It is agreed that specific portions of Confidential Information shall continue to be maintained in confidence by the receiving party in the event of a general disclosure. A combination of features in the Confidential Information shall continue to be maintained in confidence by the receiving party hereunder unless every feature of such Confidential Information has been disclosed in accordance with the provisions herein.

B) The obligations of the Parties under Subsection (a) above shall not apply to the extent that the receiving party can demonstrate that certain Confidential Information: (i) is or becomes part of the public domain other than by unauthorized acts of a person or entity obligated not to disclose such Confidential Information; (ii) was disclosed to the receiving party or its Affiliates by a third party, as evidenced by written documentation, provided such Confidential Information was, to the knowledge of the receiving party, not obtained by such third party directly or indirectly from the disclosing party under a confidentiality agreement, (iii) prior to disclosure under this Agreement, was in the possession of the receiving party or its Affiliates as evidenced by written documentation, provided such Confidential Information was not obtained directly or indirectly from the disclosing party pursuant to a confidentiality agreement, (iv) was independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement, as evidenced by written documentation, or (v) is disclosed by the receiving party pursuant to oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand of a court or governmental agency, provided that the receiving party notifies the disclosing party immediately upon receipt of any such official requests (and provided that the receiving party furnishes only that portion of the Information which is legally required). The receiving party shall have the burden of proving the applicability of any such exclusion in any particular circumstance.

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ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1 Correspondence. Any notice required to be given to either Party under this Agreement shall be deemed to have been properly given and effective:

(a) on the date of delivery if delivered in person or by facsimile, or

(b) [*] after mailing if mailed by registered mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other Party.

If sent to LICENSEE:

Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, MA 02142 U.S.A. Attention: [*]
Facsimile: ----------------

If sent to LICENSOR:

University of Zurich, c/o Unitectra, Technology Transfer Office;
Ref. UZ-01/088; Mohrlistrasse 23; CH-8006 Zurich (SWITZERLAND); Facsimile 0041 44 634 44 09

10.2 Assignability. This Agreement shall not be assigned by LICENSEE except:

(a) with the prior written consent of LICENSOR, which consent shall not be withheld unreasonably; or

(b) in the event of a change of control in LICENSEE in connection with a merger, transfer, or sale of all or substantially all of the assets of LICENSEE.

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LICENSEE shall notify LICENSOR within [*] of any assignment of this
Agreement by LICENSEE pursuant to Section 10.2.(b).

10.3 No Waiver. No waiver by either Party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.4 Failure to Perform. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney fees in addition to costs and necessary disbursements.

10.5 Governing Laws and Jurisdiction. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SWITZERLAND. For any and all disputes arising from this Agreement, the Commercial Court of the Canton of Zurich shall have exclusive jurisdiction, subject to the appeal to the Swiss Supreme Court.

10.6 Force Majeure. A Party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing Party's obligations herein shall resume.

10.7 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.8 Entire Agreement. This Agreement embodies the entire understanding of the Parties and supersedes all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

10.9 Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each Party.

10.10 Severability. Should some or several provisions of this Agreement be ineffective or invalid, or should there be an omission in this Agreement, the effectiveness, respectively the validity of the remaining provisions shall not be affected thereby. An ineffective, respectively, invalid provision shall be replaced by the interpretation of the agreement which comes nearest to the meaning and the envisaged purpose of the ineffective respectively, invalid provision. The same applies in the case of a contractual gap.

10.11 The terms and conditions of this Agreement shall, at LICENSOR's sole option, be considered by LICENSOR to be withdrawn from LICENSEE's consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the LICENSEE and a fully executed original is received by LICENSOR within [*] from the date of LICENSOR signature found below.

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--SIGNATURE PAGE TO FOLLOW-
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IN WITNESS WHEREOF, both LICENSOR and LICENSEE have executed this
Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year first above written.

LICENSOR--University of Zurich
Date: April 11, 2012
By: Prof. Dr. Roger Alberto	/s/ Roger Alberto
(Signature)
Date: April 11, 2012
By: Prof. Dr. Daniel Wyler Vice President	/s/ Daniel Wyler
(Signature)
LICENSOR--Paul Scherrer lnstitut
Date: May 2, 2012
By: Prof. Dr. Joel Mesot Director	/s/ Joel Mesot
Date: May 4, 2012	(Signature)
By: Prof. Dr. Gebhard F. X. Schertler	/s/ Gebhard Schertler
(Signature)

LICENSEE- MOLECULAR INSIGHT PHARMACEUTICALS, INC.
Date: May 2, 2012	/s/ John Babich
By: John Babich, President	(Signature)

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Appendix A

Patent Rights Existing as of the Effective Date

[*]

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